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EXHIBIT 99.1

EPIX Contact Information
Peyton Marshall, Chief Financial Officer
Sydney Barrett, Investor Relations Manager
Phone (617) 250-6012

FOR IMMEDIATE RELEASE

February 17, 2004

EPIX ANNOUNCES FDA ACCEPTANCE OF FILING OF MS-325 NDA
—Review of First Drug Developed for MR Vascular Imaging on Track—

Cambridge, MA, February 17, 2004 EPIX Medical, Inc. (NASDAQ: EPIX), a developer of pharmaceuticals for magnetic resonance imaging (MRI), today announced that the U.S. Food and Drug Administration (FDA) has determined that the New Drug Application (NDA) submitted for MS-325 (gadofosveset) has been accepted for filing by the Agency and has been designated for a standard review cycle. Acceptance for filing indicates that the FDA considers the NDA to be complete and ready for review. The target date for first FDA action in the standard review cycle is ten months from the December, 2003 date of submission. MS-325, a contrast agent designed specifically for vascular imaging with magnetic resonance angiography (MRA), is being co-developed by EPIX Medical, Inc. (Nasdaq:EPIX) and Schering AG, Germany (NYSE:SHR; FSE:SCH).

"The NDA submission for MS-325 was based on the results of a large Phase III clinical trial program that included four separate studies. We have been working actively with the FDA, and are pleased to move to the next stage of the review process," said Michael D. Webb, President and CEO of EPIX. "We believe that, if approved, MS-325-enhanced MRA will provide a safer way to perform diagnostic angiography. Given the risks that are associated with catheter X-ray angiography, many patients are contraindicated for either the X-ray contrast agent, or the procedure itself. MS-325 has the potential to help address this important medical need."

As previously announced in connection with full year 2003 financial results, a conference call is scheduled for 4:30 pm on February 17. Dial-in number for the EPIX conference call is 888-464-7607. A recording of this call will be available from 7:00 pm on February 17 through Friday, February 20, at 800-642-1687, reservation code 5468196. The call is being webcast by CCBN. The press release and the conference call webcast can also be found on the EPIX website at www.epixmed.com. An archived version will be available on the EPIX website two hours after the live webcast.

About MS-325

        MS-325 binds reversibly to human serum albumin, brightening the blood for an extended period and allowing for magnetic resonance angiographic imaging of multiple vascular beds. This feature may allow physicians to collect more meaningful clinical data using widely available MRI equipment to diagnose and characterize vascular disease. MS-325-enhanced MRA is less invasive than current catheter-based X-ray angiography, and has the potential to provide health care professionals with an alternative to diagnose and manage patients with vascular disease. An NDA was submitted to the FDA in December, 2003.

About EPIX

        EPIX Medical, based in Cambridge, MA, is a pharmaceutical company specializing in the discovery and development of targeted MRI contrast agents for the diagnosis and clinical management of disease. The Company, a worldwide leader in the field, is partnered with Schering AG, Germany for development and global marketing of MS-325. EPIX is also collaborating with Schering AG, Germany on the development of its second drug candidate, EP-2104R, for detecting blood clots throughout the body using MRI, and the companies have established a research partnership for the discovery of additional novel drugs for use with MRI. To receive the latest EPIX news and other corporate developments, please visit the EPIX Medical website at www.epixmed.com.

This news release contains forward-looking statements based on current expectations of the Company's management. Such statements are subject to risks and uncertainties which could cause actual results to differ from those projected, including risks and uncertainties related to the conduct of, and results obtained from, our clinical trials, the likelihood of marketing approval by the FDA, our dependence on corporate collaborations, our ability to develop multiple applications for our products and technologies, market acceptance of our products, reimbursement policies of third-party payors with respect to our products, competition and technological change.

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EPIX ANNOUNCES FDA ACCEPTANCE OF FILING OF MS-325 NDA —Review of First Drug Developed for MR Vascular Imaging on Track—